Exhibit 99.1

FOR IMMEDIATE RELEASE

FNB United Receives a $54.3 Million Commitment from the U.S. Treasury's Capital Purchase Program

Company Release - January 22, 2009

ASHEBORO, N.C. -- FNB United Corp. (the "Company") (Nasdaq: FNBN), the parent company of CommunityONE Bank, N.A., today announced that it has received preliminary approval to participate in the U.S. Treasury Department's Capital Purchase Program. As a participant, the Company may issue up to $54.3 million in senior preferred stock to the U.S. Treasury. The anticipated sale of the preferred stock is expected to close within 30 days and is contingent upon the completion of standard closing documents.

FNB United Corp. is the central North Carolina-based bank holding company for CommunityONE Bank, N.A., and the bank's subsidiary, Dover Mortgage Company. Opened in 1907, CommunityONE (MyYesBank.com) operates offices in communities throughout central, southern and western North Carolina. Dover (dovermortgage.com), based in Charlotte, NC, has a retail origination network in key growth markets across the state in addition to wholesale operations.

         This news release may contain forward-looking statements regarding future events. Forward-looking statements often address our expected future business and financial performance, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," or "will." These statements are only predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, changes in financial markets, changes in real estate markets, regulatory changes, changes in interest rates, changes in economic conditions being less favorable than anticipated, and loss of deposits and loan demand to other financial institutions. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in FNB United's filings with the Securities and Exchange Commission. FNB United does not assume any obligation to update these forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Contact Information:
Mr. Mark A. Severson, Phone: (336) 626-8300, email Mark.Severson@MyYesBank.com


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